UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2010
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement

On February 22, 2010, Uranium Energy Corp. (the "Company") entered into an Executive Services Agreement (the "Agreement") with Harry L. Anthony, the Company's Chief Operating Officer and a director of the Company. Pursuant to the terms of the Agreement, in connection with the Company's recent acquisition of South Texas Mining Venture, L.L.P. ("STMV"), Mr. Anthony will serve as a director, officer and/or manager of STMV, URN South Texas Project, Ltd. and URN Texas GP, LLC, as may be requested from time to time by the Company. Pursuant to the terms of the Agreement, the Company has agreed to indemnify Mr. Anthony in connection with his performance of services under such Agreement.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company entered into that certain Agreement with Harry L. Anthony, the Company's Chief Operating Officer and a director of the Company, as described above under Item 1.01.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.
Exhibit	Description
10.1	Executive Services Agreement between Uranium Energy Corp. and Harry L. Anthony, dated February 22, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: February 23, 2010.	By: "Amir Adnani" Name: Amir Adnani Title: President, Chief Executive Officer and a director

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